Exhibit 99.1
Illumina Reports Financial Results for Third Quarter 2009
San Diego, Calif., October 27, 2009 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of 2009.
For the third quarter of 2009, Illumina reported revenue of $158.4 million, a 5% increase over the $150.3 million reported in the third quarter of 2008. The Company reported net income for the quarter of $17.1 million, or $0.12 per diluted share, compared to net loss of $10.1 million, or ($0.08) per diluted share in the comparable period of 2008. The net loss in the prior year period was directly attributable to a $24.7 million in process research and development charge associated with the Company’s acquisition of Avantome, Inc. Net income for the third quarter of 2009 included non-cash charges of $14.6 million in stock compensation expense, $4.8 million in non-cash interest expense, and other items listed in the table entitled “An itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss).” Excluding the impact of these items, and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis for the third quarter of 2009 was $32.3 million, or $0.24 per diluted share, compared to $28.6 million, or $0.22 per diluted share, for the third quarter of 2008.
Gross margin in the third quarter of 2009 was 67.6% compared to 62.0% in the comparable period of 2008. Excluding the effect of non-cash charges associated with stock compensation and the amortization of intangibles, non-GAAP gross margin was 69.5% for the third quarter of 2009 compared to 64.6% in the prior year period.
Research and development (R&D) expenses for the third quarter of 2009 were $34.4 million compared to $27.6 million in the third quarter of 2008. R&D expenses include $4.8 million and $3.5 million of non-cash stock compensation expense in the third quarter of 2009 and 2008, respectively. R&D expenses also include $0.9 million and $0.6 million of accrued contingent compensation associated with the Avantome acquisition. Excluding these charges, R&D expenses as a percentage of revenues were 18.1% compared to 15.6% in the prior year period.
Selling, general, and administrative (SG&A) expenses for the third quarter of 2009 were $42.1 million compared to $39.4 million for the third quarter of 2008. SG&A expenses include $8.5 million and $8.0 million of non-cash stock compensation expense in the third quarter of 2009 and 2008, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 21.2% compared to 20.9% in the prior year period.
The Company generated $23.1 million in cash flow from operations during the third quarter of 2009 compared to $27.3 million in the prior year period. Depreciation and amortization expenses were $8.3 million and capital expenditures were $19.7 million during the third quarter. The Company ended the third quarter with $815.4 million in cash and investments compared to $790.3 million as of June 28, 2009.
Highlights since our last earnings release:
•	Announced the Company’s 2010 roadmap for the Infinium whole-genome genotyping platform that will offer products capable of analyzing up to five million variants per sample. These products will include the highest value content from the 1,000 Genomes Project selected through collaboration with leading researchers.

•	Launched cBot, a fully automated system for amplification of sequencing libraries which reduces sample prep time by 25 percent compared to the Cluster Station.

•	Delivered the first genome sequenced through the Company’s individual genome sequencing service.

•	Announced that its Board of Directors approved a new repurchase plan authorizing the Company to repurchase up to $75 million of its outstanding common stock.

•	Appointed Christian Henry to the newly created role of Senior Vice President of Corporate Development. A search for a new Chief Financial Officer is currently in process.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes tax-adjusted non-cash charges resulting from stock compensation expense, the incremental interest expense and gain on debt extinguishment associated with the adoption on December 29, 2008 of authoritative accounting guidance for convertible debt instruments that may be settled in cash, the amortization expense related to intangible assets, the accrual of contingent compensation and in-process research and development related to the Avantome acquisition, acquired research and development, and the double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures).

For the fourth quarter of 2009, we expect minimum revenues of $165 million which implies full-year 2009 revenues of $651 million. This represents year-over-year growth of 3% in the fourth quarter and 14% for the full year. We expect gross margin percentage for the fourth quarter and the full year to be between 69% and 70%. We expect non-GAAP earnings per fully diluted pro forma share in the fourth quarter between $0.24 and $0.25 and $1.05 to $1.06 for the full-year. We expect the full-year pro forma tax rate to be approximately 34% and stock compensation expense of approximately $61 million or a tax-adjusted amount of $0.31 per fully diluted pro forma share. We expect full-year weighted-average diluted shares outstanding for the measurement of pro forma amounts to be approximately 133 million. We believe total capital expenditures will be approximately $52 million for 2009.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, October 27, 2009. Interested parties may listen to the call by dialing 866.831.6272 (passcode: 41971199), or if outside North America, by dialing +1.617.213.8859 (passcode: 41971199). Individuals may access the live teleconference under the “Company/Investor Relations” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 4:00pm Pacific Time (7:00pm Eastern Time) on October 27, 2009 through November 3, 2009 by dialing 888.286.8010, or if outside North America, by dialing +1.617.801.6888 (passcode: 51354157).
About Illumina
Illumina is a leading developer, manufacturer, and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. We provide a comprehensive line of proprietary products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, academic institutions, agriculture and livestock companies, pharmaceutical companies, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function that will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company reported non-GAAP results for diluted net income per share, net income, gross margins, operating margins, cash flow from operations and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, interest expense and gain on debt extinguishment associated with the adoption of authoritative accounting guidance for convertible debt instruments that may be settled in cash, the amortization of intangible assets, compensation expense related to contingent consideration due to stockholders of Avantome, Inc., and expense related to in-process and acquired research and development. Per share amounts also include the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
Use of Forward Looking Statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are made based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and reagents technology, and (iii) reductions in the funding levels to our primary customers, including as a result of the timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any obligation to and do not intend to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
# # #
CONTACT:

Investors:	Peter J. Fromen
Senior Director
Investor Relations
858.202.4507
pfromen@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 27, 2009	December 28, 2008 (a)
ASSETS

Current assets:
Cash and cash equivalents	$238,528	$327,024
Short-term investments	521,402	313,051
Accounts receivable, net	162,905	133,266
Inventory, net	80,849	73,431
Deferred tax assets, current portion	11,391	8,635
Prepaid expenses and other current assets	16,281	14,154

Total current assets	1,031,356	869,561

Property and equipment, net	116,701	89,436
Long-term investments	55,450	55,900
Goodwill	228,734	228,734
Intangible assets, net	43,087	47,755
Deferred tax assets, long-term portion	42,357	30,960
Other assets	24,031	4,825

Total assets	$1,541,716	$1,327,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$41,751	$29,204
Accrued liabilities	86,183	80,355
Long-term debt, current portion	284,708	276,889

Total current liabilities	412,642	386,448

Other long-term liabilities	21,663	18,946
Conversion option subject to cash settlement	105,291	123,110
Stockholders’ equity	1,002,120	798,667

Total liabilities and stockholders’ equity	$1,541,716	$1,327,171

(a)	Adjusted for the required retroactive adoption of authoritative accounting guidance for convertible debt instruments that may be settled in cash upon conversion.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008 (a)	2009	2008 (a)
Revenue:
Product revenue	$150,306	$140,319	$459,708	$379,554
Service and other revenue	8,054	9,941	26,052	32,744

Total revenue	158,360	150,260	485,760	412,298

Costs and expenses:
Cost of product revenue (excluding impairment of manufacturing equipment and amortization of intangible assets) (b)	45,858	51,088	142,377	140,761
Cost of service and other revenue (b)	3,706	3,342	10,024	10,209
Research and development (b)	34,406	27,567	100,248	71,625
Selling, general and administrative (b)	42,096	39,365	126,866	108,808
Impairment of manufacturing equipment	—	—	—	4,069
Amortization of intangible assets	1,670	2,702	5,010	7,785
Acquired in-process research and development	1,325	24,660	1,325	24,660

Total costs and expenses	129,061	148,724	385,850	367,917

Income from operations	29,299	1,536	99,910	44,381

Interest and other income (expense), net	(1,836)	(2,150)	(8,073)	(6,674)

Income (loss) before income taxes	27,463	(614)	91,837	37,707

Provision for income taxes	10,386	9,464	31,261	24,383

Net income (loss)	$17,077	$(10,078)	$60,576	$13,324

Net income (loss) per basic share	$0.14	$(0.08)	$0.49	$0.12

Net income (loss) per diluted share	$0.12	$(0.08)	$0.44	$0.10

Shares used in calculating basic net income (loss) per share	124,557	119,733	123,274	114,991

Shares used in calculating diluted net income (loss) per share	139,874	119,733	137,438	134,375

(a)	Adjusted for the required retroactive adoption of authoritative accounting guidance for convertible debt instruments that may be settled in cash upon conversion.

(b)	Includes total stock-based compensation expense for employee stock options and stock purchases:

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Cost of product revenue	$1,144	$1,093	$3,617	$3,734
Cost of service and other revenue	112	109	397	288
Research and development	4,788	3,535	14,389	10,289
Selling, general and administrative	8,528	8,003	25,931	21,559

Share-based compensation expense before taxes	$14,572	$12,740	$44,334	$35,870

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Net cash provided by operating activities	$23,051	$27,298	$113,168	$37,765
Net cash used in investing activities	(158,994)	(164,520)	(272,122)	(246,027)
Net cash provided by financing activities	25,341	356,936	72,287	387,086
Effect of foreign currency translation on cash and cash equivalents	(2,967)	2,537	(1,829)	1,454

Net (decrease) increase in cash and cash equivalents	(113,569)	222,251	(88,496)	180,278
Cash and cash equivalents, beginning of period	352,097	132,968	327,024	174,941

Cash and cash equivalents, end of period	$238,528	$355,219	$238,528	$355,219

Calculation of free cash flow (a):
Net cash provided by operating activities	$23,051	$27,298	$113,168	$37,765
Purchases of property and equipment	(19,697)	(15,316)	(46,288)	(45,139)

Free cash flow	$3,354	$11,982	$66,880	$(7,374)

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE:

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
GAAP net income (loss) per share — diluted	$0.12	$(0.08)	$0.44	$0.10
Pro forma impact of weighted average shares	0.01	0.01	0.02	0.01
Adjustments to net income (loss):
Pro forma impact of stock-based compensation expense	0.07	0.07	0.23	0.20
Pro forma impact of non-cash interest expense (a)	0.02	0.02	0.07	0.07
Other pro forma adjustments	0.02	0.20	0.06	0.25

Non-GAAP net income per share — diluted (b)	$0.24	$0.22	$0.82	$0.63

Shares used in calculating non-GAAP diluted net income per share	132,839	133,046	130,907	125,218

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS):

GAAP net income (loss)	$17,077	$(10,078)	$60,576	$13,324
Stock-based compensation expense	14,572	12,740	44,334	$35,870
Non-cash interest expense (a)	4,849	4,596	14,325	$13,530
Impairment of manufacturing equipment	—	—	—	$4,069
Amortization of intangible assets	1,670	2,702	5,010	$7,785
Acquired in-process research and development expense	1,325	24,660	1,325	24,660
Compensation expense (c)	919	614	2,757	$614
Acquired research and development	—	—	2,000	$—
Gain on extinguishment of debt	—	—	(767)	$—
Pro forma impact on tax expense:
Stock-based compensation	(4,841)	(3,649)	(14,377)	$(11,447)
non-cash interest expense	(2,006)	(1,806)	(5,609)	$(5,316)
other pro forma adjustments	(1,273)	(1,138)	(2,467)	$(4,515)

Incremental non-GAAP tax expense (d)	(8,120)	(6,593)	(22,453)	$(21,278)

Non-GAAP net income (b)	$32,292	$28,641	$107,107	$78,574

(a)	Non-cash interest expense was recorded due to the required retroactive adoption of authoritative accounting guidance for convertible debt instruments that may be settled in cash upon conversion. This expense reflects the difference between the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature and the effective borrowing rate on the convertible notes.

(b)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income is a key driver of our core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(c)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(d)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
GAAP gross margin	67.6%	62.0%	67.6%	60.5%
Stock-based compensation expense	0.8%	0.8%	0.8%	1.0%
Amortization of intangible assets	1.1%	1.8%	1.0%	1.9%
Impairment of manufacturing equipment	—	—	—	1.0%

Non-GAAP gross margin	69.5%	64.6%	69.5%	64.4%

Research and development expense	21.7%	18.3%	20.6%	17.4%
Stock-based compensation expense	(3.0%)	(2.4%)	(3.0%)	(2.5%)
Compensation expense (a)	(0.6%)	(0.4%)	(0.6%)	(0.1%)
Acquired research and development	—	—	(0.4%)	—

Non-GAAP research and development expense	18.1%	15.6%	16.7%	14.7%

Selling, general and administrative expense	26.6%	26.2%	26.1%	26.4%
Stock-based compensation expense	(5.4%)	(5.3%)	(5.3%)	(5.2%)

Non-GAAP selling, general and administrative expense	21.2%	20.9%	20.8%	21.2%

GAAP operating margin	18.5%	1.0%	20.6%	10.8%
Stock-based compensation expense	9.2%	8.5%	9.1%	8.7%
Amortization of intangible assets	1.1%	1.8%	1.0%	1.9%
Acquired in-process research and development	0.8%	16.4%	0.3%	6.0%
Compensation expense (a)	0.6%	0.4%	0.6%	0.1%
Impairment of manufacturing equipment	—	—	—	1.0%
Acquired research and development	—	—	0.4%	—

Non-GAAP operating margin (b)	30.2%	28.1%	32.0%	28.5%

(a)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(b)	Non-GAAP operating margin excludes the effect of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross margin, included within the non-GAAP operating margin, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow — Non-GAAP
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES:

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Net cash provided by operating activities	$23,051	$27,298	$113,168	$37,765
Litigation settlements paid in cash (a)	—	—	—	54,536

Non-GAAP net cash provided by operating activities (b)	$23,051	$27,298	$113,168	$92,301

(a)	The Company made payments of $90.5 million during the first quarter of 2008 associated with two litigation settlement agreements. Of the total $90.5 million payments, $54.5 million was charged to expense during the fourth quarter of 2007 and $36.0 million was recorded as an intangible asset.

(b)	Non-GAAP cash provided by operating activities is a key driver of our core operating performance. Management has excluded the cash effect of the litigation settlement payments to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
The financial guidance provided below is an estimate based on information available as of October 27, 2009. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 28, 2008, the Company’s Form 10-Q for the fiscal quarters ended March 29, 2009 and June 28, 2009 and the Company’s Form 10-Q for the fiscal quarter ended September 27, 2009 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share

Fiscal Year 2009
Non-GAAP	$1.05 - $1.06
Share-based compensation expense (a)	($0.31)
Non-cash interest expense (b)	($0.09)
Other non-GAAP adjustments (c)	($0.10)

GAAP	$0.55 - $0.56

Q4 2009
Non-GAAP	$0.24 - $0.25
Share-based compensation expense (a)	($0.07)
Non-cash interest expense (b)	($0.02)
Other non-GAAP adjustments (c)	($0.02)

GAAP	$0.13 - $0.14

(a)	Share-based compensation expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q4 2009, net of tax effects.

(b)	Non-cash interest expense reflects the estimated impact on diluted net income per share for fiscal year 2009 and Q4 2009, net of tax effects. The initial expense has been recorded due to the adoption of new authoritative accounting guidance for convertible debt instruments that may be settled in cash and is calculated as the difference between the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature and the effective borrowing rate on the convertible notes.

(c)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2009 and Q4 2009 from the amortization of intangible assets, compensation expense for the contingent consideration due to stockholders of Avantome, Inc. and the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Additionally, included in Other non-GAAP adjustments for fiscal year 2009 is the estimated impact on diluted net income per share from acquired research and development, acquired in-process research and development and the gain on extinguishment of debt due to the application of new authoritative accounting guidance for convertible debt instruments that may be settled in cash, net of tax effects.